Exhibit 99.1

FOR IMMEDIATE RELEASE

For more information, contact:

Inna Vyadro	Paul Brauneis

Director of Investor Relations	Chief Financial Officer

Avici Systems	Avici Systems

978-964-2000	978-964-2000

ivyadro@avici.com	pbrauneis@avici.com

Avici Systems Announces First Quarter 2006 Results

Reports near record quarterly gross revenue and first profit before special charges

North Billerica, MA, April 20, 2006— Avici Systems Inc. (NASDAQ: AVCI), today reported its first quarter results for the three months ended March 31, 2006.

Gross revenue for the first quarter ended March 31, 2006 was $21.4 million compared to $10.7 million for the comparable three-month period ended March 31, 2005 and $6.1 million in the preceding quarter ended December 31, 2005. Revenue, net of common stock warrant discount, for the March 2006 quarter was $20.9 million, compared to $10.2 million for the three months ended March 31, 2005 and $5.6 million in the December 2005 quarter.

GAAP net loss for the first quarter ended March 31, 2006 was $5.3 million, or $0.41 per share, compared to a GAAP net loss of $5.6 million, or $0.44 per share, in the prior year’s first quarter.

GAAP net loss for the three months ended March 31, 2006 includes $6.7 million of special charges associated with the company’s recent decision to restructure its business and re-align its cost structure, and other non-cash equity based charges of $0.8 million. Special charges include $5.3 million of costs associated with the company’s workforce reduction, the write-off of certain contract distribution rights deemed impaired at March 31, 2006 and certain other costs associated with the company’s decision to restructure its business and realign its cost structure and an additional charge of $1.4 million for certain inventory considered in excess of anticipated future requirements. Other non-cash equity based charges include $0.3 million recognized upon the prospective adoption of Financial Accounting Standards Board Opinion 123R, which now requires that that the fair values of stock options be expensed in the Company’s GAAP financial statements, and $0.5 million for common stock warrant discount. This compares to a charge of $0.5 million in the prior year’s first quarter ended March 31, 2005 for common stock warrant discount. GAAP net loss in each of the 2006 and 2005 three-month periods includes credits of $0.2 million for inventory utilization.

Excluding these items, non-GAAP net income and net income per share for the three months ended March 31, 2006 was $2.0 million, or $0.15 per share, compared to a non-GAAP net loss of $5.2 million, or $0.41 per share, in the prior year quarter ended March 31, 2005.

Cash, cash equivalents, short and long-term marketable securities and restricted cash totaled $48.3 million at March 31, 2006.

“Strong first quarter order volume coupled with the initial positive affects experienced from our business restructuring and cost structure re-alignment have resulted in Avici’s highest quarterly revenue since mid-2001 and produced our first ever positive bottom line result, before special charges,” said Bill Leighton, Chief Executive Officer.

Avici will discuss these quarterly results as well as future business and financial expectations in an investor conference call today at 8:30 AM eastern daylight savings time. The conference telephone number is (877) 209-0397. A replay of the conference call will be available after 11:15 AM. Replay information will be available at (800) 475-6701 (USA) and (320) 365-3844 (International), access code: 825121. Replay of this call is also available on Avici’s Web site, www.avici.com, along with a copy of this release.

Avici is a trademark of Avici Systems Inc.

This release contains information about Avici’s future expectations, plans, and prospects, including Avici’s expectations for annual gross revenues that constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Statements made with regard to interim results are not necessarily indicative of results that may be expected for future interim periods or for the full year. When used in this press release, the word “will”, “expected” and other similar expressions are intended to identify such forward looking statements. Such risks and uncertainties include, but are not limited to, the impact of restructuring and realignment, the amount and timing of the occurrence of related charges, risks associated with focusing on a core set of features and functionalities, market acceptance of Avici products, services and enhancements, dependence on our major customer, customer purchasing patterns and commitments, development of the market place, product development and enhancement, intensity of competition of other vendors, technological changes, reliance on distribution partners, risks associated with international expansion, and other risks set forth in Avici’s filings with the Securities and Exchange Commission. Avici does not undertake any duty to update forward-looking statements.

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AVICI SYSTEMS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

	Three Months Ended March 31,
	2006	2005
Revenue:
Product	$20,279	$9,525
Service	1,115	1,195

Total gross revenue	21,394	10,720
Less – Common stock warrant discount - Product	(527)	(527)

Net revenue	20,867	10,193

Cost of revenue – Product (1)	8,241	3,286
Cost of revenue – Service	506	593

Total cost of revenue	8,747	3,879

Gross margin	12,120	6,314

Operating expenses:
Research and development (2)	9,604	8,660
Sales and marketing (2)	1,431	2,310
General and administrative (2)	1,299	1,310
Stock-based compensation	255	—
Restructuring expenses	5,272	—

Total operating expenses	17,861	12,280

Loss from operations	(5,741)	(5,966)
Interest income, net	419	363

Net loss	$(5,322)	$(5,603)

Net loss per basic and diluted share	$(0.41)	$(0.44)

Weighted average common shares used in computing basic and diluted net loss per share	12,939,415	12,854,485

(1) Includes inventory charge and (credits), as follows:
Inventory charge	$1,382	—

Credits from utilization of inventory previously written off in 2001	$(153)	$(163)

(2) Excludes certain non-cash, stock-based compensation, as follows:
Research and development	$130	$—
Sales and marketing	36	—
General and administration	89	—

	$255	$—

AVICI SYSTEMS INC.

NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(Unaudited)

Note 1

	Three Months Ended March 31,
	2006	2005
Revenue:
Product	$20,279	$9,525
Service	1,115	1,195

Total gross revenue	21,394	10,720

Cost of revenue - Product	7,012	3,449
Cost of revenue - Service	506	593

Total cost of revenue	7,518	4,042

Gross margin	13,876	6,678

Operating expenses:
Research and development	9,604	8,660
Sales and marketing	1,431	2,310
General and administrative	1,299	1,310

Total operating expenses	12,334	12,280

Income/(loss) from operations	1,542	(5,602)

Interest income, net	419	363

Non-GAAP net income/(loss)	$1,961	$(5,239)

Non-GAAP earnings/(loss) per diluted share	$0.15	$(0.41)

Weighted average common shares used in computing diluted net loss per share
	12,987,949	12,854,485

Note 1 – The above non-GAAP consolidated statements of operations for the three months ended March 31, 2006 and 2005 are not presented in accordance with generally accepted accounting principles (GAAP) and are presented for informational purposes only. These statements exclude the impact of restructuring expenses, non-cash charges related to common stock warrant discount and certain stock based compensation as well as charges and credits related to excess inventory as presented in the following reconciliation for the applicable periods. The Company believes that this presentation of non-GAAP results provides helpful information to both management and investors in assessing our core operating performance. Such information should not be considered superior to, in isolation from, or as a substitute for results presented in accordance with generally accepted accounting principles.

	Three Months Ended March 31,
	2006	2005
Non-GAAP net income/(loss)	$1,961	$(5,239)
Common stock warrant discount	(527)	(527)
Restructuring expenses	(5,272)	—
Certain non-cash stock based compensation	(255)	—
Inventory charge	(1,382)	—
Utilization of inventory previously written-off	153	163

GAAP net loss	$(5,322)	$(5,603)

AVICI SYSTEMS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS)

	March 31, 2006	December 31, 2005
	(unaudited)
Assets
Cash and marketable securities	$47,335	$48,120
Inventories	4,778	8,172
Trade accounts receivable, net	8,139	6,122
Restricted cash	1,000	—
Other current assets	1,043	1,501

Total current assets	62,295	63,915

Long-term investments	—	2,099
Property and equipment, net	8,148	9,306
Contract distribution rights	—	2,107
Other non-current assets	243	243

Total assets	$70,686	$77,670

Liabilities and Stockholders’ Equity
Accounts payable and accrued expenses	$10,735	$11,510
Deferred revenue	12,619	13,970
Stockholders’ equity	47,332	52,190

Total liabilities and stockholders’ equity	$70,686	$77,670

December 31, 2005 amounts are derived from audited financial statements.